B & D FOOD CORPORATION

The 2006 Global Stock and Option Plan

This plan, as amended from time to time, shall be known as the B & D Food Corporation 2006 Global Stock and Option Plan (the “Plan”).

1. PURPOSE OF THE PLAN

The Plan is intended to provide an incentive to retain, in the employ of the Company (as defined below) and its affiliates, persons of training, experience and ability; to attract new employees, directors, consultants and service providers; to encourage the sense of proprietorship of such persons; and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase stock in the Company. 2.

DEFINITIONS

For purposes of interpreting the Plan and related documents (including the Award Agreement and its appendixes), the following definitions shall apply:

2.1	“Award” means an Option and/or Stock granted to a Grantee, as the case may be, under the Plan.

2.2	“Award Agreement” means the Stock and/or Option Agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.3	“Board” means the Board of Directors of the Company.

2.4
“Cause” means (i) conviction of any felony involving moral turpitude or affecting the Company or its affiliates; (ii) any refusal to carry out a reasonable directive of the Company’s Chief Executive Officer, Board or theGrantee’s direct supervisor, which involves the business of the Company or its affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its affiliates; (iv) any breach of theGrantee’s fiduciary duties or duties of care of the Company or its affiliates; including without limitation disclosure of confidential information of the Company or its affiliates; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company or its affiliates.

2.5	“Chairman” means the Chairman of the Committee.

2.6	“Committee” means a compensation committee of the Board, designated from time to time by the resolution of the Board, which shall consist of no fewer than two members of the Board.

2.7	“Company” means B & D Food Corporation.

2.8	“Date of Grant” means the date determined by the Board or authorized Committee as set forth in the Award Agreement.

2.9	“Employee” means a person who is employed by the Company or any affiliate.

2.10	“Expiration date” means the date upon which an Option shall expire, as set forth in Section 8.2 of the Plan.

2.11	“Fair Market Value” means as of any date, the value of a Stock determined as follows:

(i) If the Stock are listed on any established stock exchange or a national market system, including without limitation the Tel-Aviv Stock Exchange, the NASDAQ National Market System or the NASDAQ SmallCap Market, the Fair Market Value shall be the last reported sale price for such Stock (or the highest closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in The Wall Street Journal, or such other source as the Board deems reliable;

(ii) If the Stock are regularly quoted by one or more recognized securities dealers, but selling prices are not reported, the Fair Market Value shall be the mean between the highest bid and lowest asked prices for the Stock on the last market trading day prior to the day of determination; or

(iii) In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

2.12	“Grantee” means a person who receives or holds an Award under the Plan.

2.13	“Option” means an option to purchase one or more Stock pursuant to the Plan.

2.14	“Option Agreement” means the option agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Option.

2.15	“Stock Agreement” means the stock agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Stock.

2.16	“Plan” means the Company’s 2006 Global Stock and Option Plan.

2.17	“Purchase Price” means the price for each Stock subject to an Award.

2.18	“Service Provider” means a director, consultant or adviser of the Company or any affiliate, or any other person who is not an Employee.

2.19	“Stock” means the common stock, $ 0.01 par value, of the Company.

2.20	“Successor Company” means any entity into which the Company is merged to or by which the Company is acquired.

2.21
“Transaction” means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets or stock of the Company to another entity.

	2.22	“Vested Award” means any Award, which has already been vested according to the Vesting Dates.

	2.23	“Vesting Dates” means, as determined by the Board or authorized Committee, the date as of which the Grantee shall be entitled to exercise the Awards as set forth in Section 10 of the Plan.

3.	ADMINISTRATION OF THE PLAN

3.1
The Board shall have the power to administer the Plan. To the extent permitted under applicable law, the Board may delegate its powers under the Plan, or any part thereof, to the Committee, in which case, any reference to the Board in the Plan with respect to the rights so delegated shall be construed as reference to the Committee. Notwithstanding the foregoing, the Board shall automatically have residual authority (i) if no Committee shall be constituted, (ii) with respect to rights not delegated by the Board to the Committee, or (iii) if such Committee shall cease to operate for any reason whatsoever.

3.2
The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.3
The Committee shall have full power and authority subject to the approval of the Board to the extent required under applicable law (and subject further to applicable laws): (i) to designate Grantees; (ii) to determine the terms and provisions of respective Award Agreements (which need not be identical) including, but not limited to, the number of Stock to be covered by each Award, provisions concerning the time or times when and the extent to which the Award may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) to accelerate the right of a Grantee to exercise, in whole or in part, any previously granted Award; (iv) to interpret the provisions and supervise the administration of the Plan; (v) to determine the Fair Market Value of the Stock; (vi) to designate the type of Award to be granted to a Grantee; (vii) to determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

3.4
The Board and/or the Committee shall have the authority to grant, at its discretion, to the holder of an outstanding Award, in exchange for the surrender and cancellation of such Award, a new Award having a purchase price equal to, lower than or higher than the Purchase Price of the original Award so surrendered and canceled, and containing such other terms and conditions or to change the Purchase Price, as the Committee may prescribe in accordance with the provisions of the Plan.

3.5
Subject to the Company’s incorporation documents, all decisions and selections made by the Board or the Committee pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Award to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Company’s incorporation documents, as the same may be in effect from time to time.

	3.6	The interpretation and construction by the Committee of any provision of the Plan or of any Award Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

3.7
Subject to the Company’s incorporation documents and the Company’s decision, and to all approvals legally required, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's incorporation documents, any agreement, any vote of stockholders or disinterested directors, insurance policy or otherwise.

4.	DESIGNATION OF PARTICIPANTS

The persons eligible for participation in the Plan shall include Employees and/or Service Providers. The grant of an Award hereunder shall neither entitle the Grantee to participate nor disqualify him or her from participating in, any other grant of Award pursuant to the Plan or any other option or share plan of the Company or any of its affiliates.

5.	STOCK RESERVED FOR THE PLAN

5.1
The Company has reserved 10,000,000 (ten million) authorized but unissued Stock for the purposes of the Plan and for the purpose of the Company’s other stock option plans when applicable, subject to adjustment as set forth in Section 7 below. Any Stock which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Stock to meet the requirements of the Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Stock or Stock subject to such Option may again be subjected to an Option under the Plan or under future plans.

5.2
Each Award granted pursuant to the Plan, shall be evidenced by a written Award Agreement between the Company and the Grantee, in such form as the Board shall from time to time approve. Each Award Agreement shall state, inter alia, the number of Stock to which the Option relates, the type of Award granted thereunder, the Vesting Dates, the Purchase Price per Stock and the Expiration Date.

6.	PURCHASE PRICE

6.1
The Purchase Price of each Stock subject to an Award shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time and shall be paid by the Grantee either at the Date of Grant of the Award or at the date of exercise of the Award, as the case may be. Each Award Agreement will contain the Purchase Price determined for each Grantee.

6.2
Without derogating from the above and in addition thereto, the Purchase Price of each Stock subject to an Option shall be payable upon the exercise of an Option in the following acceptable forms of payment:

		(i)	cash, check or wire transfer.

		(ii)	at the discretion of the Committee, through delivery of Stock (including other Stock subject to the Options being exercised) having a Fair Market Value equal as of the date of exercise to the Purchase Price of the Stock purchased and acquired upon the exercise of the Option, or by a different form of cashless exercise method through a third party broker as approved by the Committee.

		(iii)	at the discretion of the Committee, any combination of the methods of payment permitted by any paragraph of this Section 6.2.

6.3
The Purchase Price shall be denominated in the currency of the primary economic environment of, at the Company’s discretion, either the Company or the Employee (that is the functional currency of the Company or the currency in which the Employee is paid).

7.	ADJUSTMENTS

Upon the occurrence of any of the following described events, Grantee's rights to Awards under the Plan shall be adjusted as hereafter provided:

7.1
In the event of Transaction, the unexercised Award then outstanding under the Plan shall be assumed or substituted for an appropriate number of Award of each class of Award or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as were distributed to the stockholders of the Company in connection and with respect to the Transaction. In the case of such assumption and/or substitution of Awards, appropriate adjustments shall be made so as to reflect such action (such as to the Purchase Price, as the case may be) and all other terms and conditions of the Award Agreements shall remain unchanged, including but not limited to the vesting schedule, all subject to the determination of the Committee or the Board, which determination shall be in their sole discretion and final. The Company shall notify the Grantee of the Transaction in such form and method as it deems applicable at least ten (10) days prior to the effective date of such Transaction

7.2
 Notwithstanding the above and subject to all applicable law, the Board or the Committee shall have the power and authority to determine that in certain Award Agreements there shall be a clause instructing that if in any Transaction the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute the Award, the Vesting Dates of outstanding Award shall be accelerated so that any unvested Award or any portion thereof shall be immediately vested as of the date which is ten (10) days prior to the effective date of the Transaction.

7.3
For the purposes of Section 7.1 above, an Award shall be considered assumed or substitute if, following the Transaction, the Award shall confer the right, subject to such Award’s original vesting schedule, to purchase or receive, for each Stock underlying such Award immediately prior to the Transaction, the consideration (whether stock, options, cash, or other securities or property) received in the Transaction by the holders of stock for each Stock held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Stock); provided, however, that if such consideration received in the Transaction is not solely stock of common stock (or their equivalent) of the Successor Company or its parent or subsidiary, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Award to be solely stock of common stock (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Stock consideration received by holders of a majority of the outstanding stock in the Transaction; and provided further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Awards for awards of the Successor Company or its parent or subsidiary, such Awards will be substituted for any other type of asset or property including cash which is fair under the circumstances.

7.4
If the Company is voluntarily liquidated or dissolved while unexercised Award remain outstanding under the Plan, the Company shall immediately notify all unexercised Award holders of such liquidation, and the Award holders shall then have ten (10) days to exercise any unexercised Vested Award held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-days period, all remaining outstanding Award will terminate immediately.

7.5
If the outstanding Stock shall at any time be changed or exchanged by declaration of a stock dividend (bonus stock), Stock split or reverse Stock split, combination or exchange of stock, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the Purchase Price (if applicable), the number, class and kind of the Stock subject to the Plan or subject to any Award theretofore granted, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Stock without changing the aggregate Purchase Price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding Stock. Upon happening of any of the foregoing, the class and aggregate number of Stock issuable pursuant to the Plan (as set forth in Section 5 hereof), in respect of which Award have not yet been exercised, shall be appropriately adjusted.

8.	TERM AND EXERCISE OF OPTIONS

8.1
Options shall be exercised by the Grantee’s by giving written notice of to the Company or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price for the number of Stock with respect to which the Option is being exercised, at the Company’s or the Representative’s principal office. The notice shall specify the number of Stock with respect to which the Option is being exercised.

8.2
Options, to the extent not previously exercised, shall terminate upon the earlier of: (i) the date set forth in the Option Agreement; (ii) the expiration of ten (10) years from the Date of Grant; or (iii) the expiration of any extended period in any of the events set forth in Section 8.5 below.

8.3
The Options may be exercised by the Grantee in whole at any time or in part from time to time, to the extent that the Options have become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 8.5 below, the Grantee is an Employee or a Service Provider at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

8.4
Subject to the provisions of Section 8.5 below, in the event of a termination of Grantee’s employment or service, all Options granted to such Grantee shall immediately expire. Unless otherwise approved by the Committee, a notice of termination of employment or services shall be deemed to constitute termination of employment or services.

8.5
Notwithstanding anything to the contrary hereinabove and unless otherwise determined in the Grantee’s Option Agreement, an Option may be exercised after the date of termination of Grantee’s employment or service during an additional period of time beyond the date of such termination, but only with respect to the number of Vested Options at the time of such termination according to the Vesting Dates, if:

		8.5.1	termination is without Cause, in which event the vested Options still in force and unexpired may be exercised within a period of three (3) months after the date of such termination; or

		8.5.2	termination is the result of death or disability of the Grantee, in which event the vested Options still in force and unexpired may be exercised within a period of twelve (12) months after such date of termination; or~~-~~

		8.5.3	prior to the date of such termination, the Committee shall authorize an extension of the term of all or part of the vested Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option will immediately expire and terminate, and the Grantee shall not have any right in respect of such outstanding Options.

8.6
To avoid doubt, Grantees shall not have any of the rights or privileges of stockholders of the Company, in respect of any Stock purchasable upon the exercise of an Option, nor shall they be deemed to be a class of stockholders or creditors of the Company for the purpose of all applicable law, until registration of the Grantee as holder of such Stock in the Company’s register of stockholders upon exercise of the Option in accordance with the provisions of the Plan.

	8.7	Any form of Option Agreement authorized by the Plan may contain such other provisions, not inconsistent with the Plan, as the Board may, from time to time, deem advisable.

9.	TERMS OF THE STOCK

9.1
Subject to any applicable law, the Board or the Committee shall have the sole discretion to determine that in certain Stock Agreement there shall be a clause instructing that in the event of termination of Grantee's employment with the Company or any of its affiliates the following may apply:

		(i)	termination is without Cause, in which event all vested Stock held by the Grantee on the date of termination may be retained by the Grantee and may not be subject to forfeiture by the Company.

		(ii)	unvested Stock held by the Grantee on the date of termination, may be subject to forfeiture by the Company, at a price which is to be resolved by the Board or the Committee and which is to be equal to the lower of the price paid by the Grantee for the Stock (or the par value of the Stock, as the case may be) or the fair market value of the Company’s Stock at the date of such forfeiture, and the Grantee shall not be entitled to retain the unvested Stock. Upon consummation of the forfeiture of the unvested Stock, the Grantee's rights with respect to such Stock including, inter alia, the right to receive dividends with respect to such unvested Sock shall lapse and shall be of no further force and effect.

(iii) notwithstanding anything to the contrary above, in the event of termination for Cause, all Stock, whether vested or not, may be subject to forfeiture by the Company at the lower price of the price paid by the Grantee for the Stock (or the par value of the Stock, as the case may be) and the fair market value of the Company’s Stock at the date of such forfeiture and all the Grantee's rights with respect to such Stock including, inter alia, the right to receive dividends with respect to such Sock shall lapse and shall be of no further force and effect.

	9.2	Any form of Award Agreement authorized by the Plan may contain such other provisions as the Committee may, from time to time, deem advisable.

10.	VESTING OF AWARD

	10.1	Subject to the provisions of the Plan, Award shall vest at the Vesting Dates set forth in the Award Agreement. However no Award shall be exercised after the Expiration Date.

10.2
An Award may be subject to such other terms and conditions, not inconsistent with the Plan, on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Award may vary.

11.	PURCHASE FOR INVESTMENT

The Company’s obligation to issue or allocate Stock under the Plan, as the case may be, is expressly conditioned upon: (a) the Company’s completion of any registration or other qualifications of such Stock under all applicable laws, rules and regulations or (b) representations and undertakings by the Grantee (or his legal representative, heir or legatee, in the event of the Grantee’s death) to assure that the sale of the Stock complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Grantee (or his legal representative, heir, or legatee): (a) is purchasing such Stock for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Stock a legend setting forth (i) any representations and undertakings which such Grantee has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Stock, the Grantee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules and regulations of the United States or any other state having jurisdiction over the Company and the Grantee.

12.	DIVIDENDS

With respect to all Stock (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Grantee and held by the Grantee or by a trustee, as the case may be, the Grantee shall be entitled to receive dividends in accordance with the quantity of such Stock, subject to the provisions of the Company’s incorporation documents, as amended from time to time and subject to any applicable taxation on distribution of dividends.

13.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

No Award or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable, or given as collateral nor any right with respect thereto may be given to any third party whatsoever, other than by will or by the laws of descent and distribution or as specifically otherwise allowed under the Plan and during the lifetime of the Grantee, each and all of such Grantee’s rights to purchase Stock hereunder shall be exercisable only by the Grantee. Any action made in contradiction to the aforementioned, shall be null and void.

14.	EFFECTIVE DATE DURATION AMENDMENTS OR TERMINATION OF THE PLAN

	14.1	The Plan shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption (the: ”Termination Date”).

14.2
The Company shall obtain the approval of the Company’s stockholders for the adoption of this Plan and/or the Appendixes thereto or for any amendment to this Plan and/or the Appendixes thereto if stockholders’ approval is required under any applicable law including without limitation the U.S. securities law or the securities laws of other jurisdiction applicable to Award granted to Grantees under this Plan and/or the Appendixes thereto, or if stockholders’ approval is required by any authority or by any governmental agencies or national securities exchanges including without limitation the U.S. Securities and Exchange Commission.

14.3
The Board may at any time, subject to the provisions of Section 14.2 above and all applicable law, amend, alter, suspend or terminate the Plan, provided, however, that (i) the Board may not extend the term of the Plan specified in Section 14.1 above and (ii) no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise by the Grantee and the Company, which agreement must be in writing and signed by the Grantee and the Company. Earlier termination of the Plan prior to the Termination Date shall not affect the Board’s ability to exercise the powers granted to it hereunder with respect to Award granted under the Plan prior to the date of such earlier termination.

15.	GOVERNMENT REGULATIONS

The Plan, the granting and exercise of Award hereunder and the obligation of the Company to sell and deliver Stock under such Options shall be subject to all applicable laws, rules, regulations, approvals and consents whether of the United States, the State of Israel, or any other State having jurisdiction over the Company or the Grantee, including the registration of the Stock under the United States Securities Act 1933 or under the securities act of any applicable jurisdiction, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Stock under the securities law of any jurisdiction.

16.	CONTINUANCE OF EMPLOYMENT

Neither the Plan nor any Award Agreement shall impose any obligation on the Company or an affiliate to continue any Grantee in its employ or service, and nothing in the Plan or in any Award granted pursuant hereto shall confer upon any Grantee any right to continue in the employ or service of the Company or an affiliate thereof or restrict the right of the Company or an affiliate thereof to terminate such employment or service at any time.

17.	GOVERNING LAW AND JURISDICTION

The Plan shall be governed by and construed and enforced in accordance with the laws of Israel as applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of the state of Israel shall have sole jurisdiction in any matters pertaining to the Plan.

18.	TAX CONSEQUENCES

Any tax consequences to any Grantee arising from the grant or exercise of any Award, from the payment for Stock covered thereby or from any other event or act (of the Company and/or its affiliates, or the Grantee) hereunder shall be borne solely by the Grantee. The Company and/or its affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Grantee shall agree to indemnify the Company and/or its affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

The Company shall not be required to release any Stock certificate to a Grantee until all required payments have been fully made.

19.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Award otherwise then under the Plan, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of Award to Grantees of the Company under their employment agreements, and not in the framework of any previous stock and/or option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

20.	MULTIPLE AGREEMENTS

The terms of each Award may differ from other Award granted under the Plan at the same time, or at any other time. The Board may also grant more than one Award to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Award previously granted to that Grantee.

21.	RULES PARTICULAR TO SPECIFIC COUNTRIES

Notwithstanding anything herein to the contrary, the terms and conditions of the Plan may be adjusted with respect to a particular country by means of an addendum to the Plan in the form of an appendix (the “Appendix”), and to the extent that the terms and conditions set forth in the Appendix conflict with any provisions of the Plan, the provisions of the Appendix shall govern. Terms and conditions set forth in the Appendix shall apply only to Award issued to Grantees under the jurisdiction of the specific country that is subject of the Appendix and shall not apply to Award issued to any other Grantee. The adoption of any such Appendix shall be subject to the approval of the Board and if required the approval of the stockholders of the Company.

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